Exhibit 32
JETBLUE AIRWAYS CORPORATION
SECTION 1350 CERTIFICATIONS
     In connection with the Annual Report on Form 10-K of JetBlue Airways Corporation for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on February 13, 2009 (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JetBlue Airways Corporation.

Date: February 13, 2009	By:	/s/ DAVID BARGER

David Barger Chief Executive Officer

Date: February 13, 2009	By:	/s/ EDWARD BARNES

Edward Barnes
Executive Vice President and
Chief Financial Officer